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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)   September 11, 2000
                                                 ----------------------

                          GST TELECOMMUNICATIONS, INC.
                                  GST USA, INC.
                            GST NETWORK FUNDING, INC.
           (Exact name of Registrants as specified in their charters)

             CANADA                             4813                 NOT APPLICABLE
            DELAWARE                (Primary Standard Industrial       83-0310464
            DELAWARE                 Classification Code Number)       13-4001870
   (State or other jurisdiction                                     (I.R.S. Employer
of incorporation or organization)                                  Identification No.)

                  4001 MAIN STREET, VANCOUVER, WASHINGTON 98663
                  ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrants' telephone number, including area code (360) 356-7100
                                                           --------------


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On August 25, 2000, GST Telecommunications, Inc. and its subsidiaries ("GST") received approval from the U.S. District Court for the District of Delaware to proceed toward a sale of assets to Time Warner Telecom Inc. On September 11, 2000, GST and Time Warner Telecom Inc. executed a definitive asset purchase agreement. The agreement provides for the purchase of substantially all of GST's assets, excluding the substantial majority of GST's Hawaii assets and residual cash balances, for cash consideration of $640 million plus the assumption of liabilities and fees, for a total purchase price of $690 million. The agreement is subject to approval of the U.S. District Court for the District of Delaware and customary terms and closing conditions, including regulatory approvals. A hearing in the U.S. District Court to consider the sale is scheduled for September 14, 2000.

     The asset purchase agreement described above will likely result in a non-cash impairment loss to be recorded in GST's results of operations for the three months ended September 30, 2000. GST currently estimates that the charge will range from $250 million to $300 million.

     This current report contains "forward-looking statements" within the meaning of the securities laws. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this current report are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1 Asset Purchase Agreement by and among Time Warner Telecom Inc., GST Telecommunications, Inc., GST USA, Inc. and other parties identified therein, dated September 11, 2000. (Filed herewith). GST agrees to furnish supplementally a copy of any schedule to the Commission upon request.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   GST TELECOMMUNICATIONS, INC.,
                                   GST USA, Inc., and GST Network Funding, Inc.


Date: September 12, 2000           By:  /s/ Donald A. Bloodworth
                                       ------------------------------------
                                              Donald A. Bloodworth
                                            Chief Financial Officer


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                                  EXHIBIT INDEX

The following exhibits are hereby filed as part of this Form 8-K:

Exhibit
Number    Description
------    -----------

99.1 Asset Purchase Agreement by and among Time Warner Telecom Inc., GST Telecommunications, Inc., GST USA, Inc. and other parties identified therein, dated September 11, 2000. (Filed herewith). GST agrees to furnish supplementally a copy of any schedule to the Commission upon request.